                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Financial Management Corporation pertaining to the 1986 Stock Option Plan, 1990 Stock Option Plan, 1991 Long-Term Incentive Performance Plan and 1993 Outside Director's Stock Option Plan of Employee Benefit Plans, Inc. of our report dated February 3, 1995, with respect to the consolidated financial statements of First Data Corporation included in the Current Report on Form 8-K of First Financial Management Corporation dated July 25, 1995.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP


New York, New York
October 16, 1995